OPPENHEIMER ROCHESTER INTERMEDIATE TERM MUNICIPAL FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Intermediate Term Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           5,017,256                                91,434
David K. Downes                                        5,017,256                                91,434
Matthew P. Fink                                           5,021,328                                87,362
Edmund Giambastiani, Jr.                          5,019,334                                89,356
Phillip A. Griffiths                                       5,019,334                                89,356
Mary F. Miller                                              5,070,712                                37,978
Joel W. Motley                                            5,019,334                                89,356
Joanne Pace                                                   5,072,790                                35,901
Mary Ann Tynan                                         5,070,712                                37,978
Joseph M. Wikler                                         5,021,328                                87,362
Peter I. Wold                                                 5,019,334                                89,356
William F. Glavin, Jr.                                     5,019,334                                89,356

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                   Against                                Abstain
   2,168,553                                    245,983                                   618,652

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
2,169,448                                248,376                                615,365

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
2,170,511                                247,757                                614,920

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
2,165,098                                254,166                                613,925

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
2,138,795                                261,543                                632,851

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
2,184,066                                232,606                                616,517

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
2,163,981                                237,886                                631,324

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
2,275,727                                138,297                                619,164